EXHIBIT 99.9

CREDIT AGREEMENT

for $1,000,000,000 Term Loan Facility
dated as of June 11, 2001

among

EOP OPERATING LIMITED PARTNERSHIP,

THE BANKS LISTED HEREIN,

J.P. MORGAN SECURITIES INC.,
BANC OF AMERICA SECURITIES, LLC, and
SALOMON SMITH BARNEY INC.,
as Joint Bookrunners and Joint Arrangers

THE CHASE MANHATTAN BANK,
as Syndication Agent

BANK OF AMERICA, N.A.,
as Administrative Agent

SALOMON SMITH BARNEY INC,
as Documentation Agent

BANKERS TRUST COMPANY,
as Co-Syndication Agent

and

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
as Co-Documentation Agent

 i

SECTION 4.7. Environmental	41

SECTION 4.8. Taxes	41

SECTION 4.9. Full Disclosure	42

SECTION 4.10. Solvency	42

SECTION 4.11. Use of Proceeds	42

SECTION 4.12. Governmental Approvals	42

SECTION 4.13. Investment Company Act; Public Utility Holding Company Act	42

SECTION 4.14. Principal Offices	42

SECTION 4.15. REIT Status	42

SECTION 4.16. Patents, Trademarks, etc	43

SECTION 4.17. Judgments	43

SECTION 4.18. No Default	43

SECTION 4.19. Licenses, etc	43

SECTION 4.20. Compliance With Law	43

SECTION 4.21. No Burdensome Restrictions	43

SECTION 4.22. Brokers’ Fees	43

SECTION 4.23. Labor Matters	44

SECTION 4.24. Insurance	44

SECTION 4.25. Organizational Documents	44

SECTION 4.26. Qualifying Unencumbered Properties	44

ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS

SECTION 5.1. Information	45

SECTION 5.2. Payment of Obligations	47

SECTION 5.3. Maintenance of Property; Insurance; Leases	48

SECTION 5.4. Maintenance of Existence	48

SECTION 5.5. Compliance with Laws	48

SECTION 5.6. Inspection of Property, Books and Records	48

SECTION 5.7. Existence	49

SECTION 5.8. Financial Covenants	49

(a) Total Liabilities to Total Asset Value	49

(b) EBITDA to Interest Expense Ratio	49

(c) [Intentionally Omitted.]	49

(d) Cash Flow to Fixed Charges Ratio	49

(e) Secured Debt to Total Asset Value	49

(f) Unencumbered Pool	49

(g) Unencumbered Net Operating Income to Unsecured Debt Service	49

(h) Minimum Tangible Net Worth	49

(i) Dividends	50

(j) Permitted Holdings	50

(k) No Liens	50

(l) Calculation	50

Exhibit A	Form of Note

Exhibit B	Notice Addresses

Exhibit C	Form of Transfer Supplement

SCHEDULE 1.1
SCHEDULE 4.4 (b)
SCHEDULE 4.6
SCHEDULE 5.11(c)(1)
SCHEDULE 5.11(c)(2)
SCHEDULE 5.11(c)(3)

CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (this “Agreement”) dated as of June  11, 2001 among EOP OPERATING LIMITED PARTNERSHIP (the “Borrower”); the BANKS listed on the signature pages hereof; J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES, LLC AND SALOMON SMITH BARNEY INC., as Joint Bookrunners and Joint Arrangers; THE CHASE MANHATTAN BANK, as Syndication Agent; BANK OF AMERICA, N.A., as Administrative Agent; SALOMON SMITH BARNEY INC., as Documentation Agent; BANKERS TRUST COMPANY, as Co-Syndication Agent; and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Co-Documentation Agent.

W I T N E S S E T H

            The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

            SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

            “Adjusted Interbank Offered Rate” as applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the Interbank Offered Rate applicable during such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            “Administrative Agent” shall mean Bank of America, N.A. in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

            “Administrative Questionnaire” means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower and the Documentation Agent) duly completed by such Bank.

            “Agents” shall mean the Administrative Agent, the Documentation Agent and the Syndication Agent, collectively.

            “Agreement” shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            “Applicable Interest Rate” means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower’s entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

            “Applicable Lending Office” means with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

            “Applicable Margin” means with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower’s Credit Rating then falls, in accordance with the table set forth below, subject to adjustment pursuant to Section 5.14. Any change in Borrower’s Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. In the event that Borrower receives only two (2) Credit Ratings, and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be determined by the higher of the ratings from S&P and Moody’s; provided that the rating from one of the other Rating Agencies shall be at least equivalent to such higher rating; provided, further, that if the rating from one of the other Rating Agencies is not at least equivalent to the higher of the ratings from S&P and Moody’s, then the Applicable Margin shall be determined by the second (2nd) highest Credit Rating. In the event that only one of the Rating Agencies shall have set Borrower’s Credit Rating, then the Applicable Margin shall be based on such rating only.

Range of
Borrower's	Applicable
Credit Rating	Margin for Euro
(S&P/Moody's	Dollar Loans
Ratings)	(% per annum)

Non-Investment Grade	1.75

BBB-/Baa3	1.10

BBB/Baa2	0.90

BBB+/Baa1	0.80

A-/A3 or better	0.70

            “Arrangers” means, collectively, J.P. Morgan Securities Inc., Banc of America Securities, LLC and Salomon Smith Barney Inc., in their capacities as Arrangers hereunder, and their respective successors in such capacity in accordance with the terms of this Agreement.

            “Assignee” has the meaning set forth in Section 9.6(c).

            “Balance Sheet Indebtedness” means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

            “Balloon Payments” shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

            “Bank” means each entity (other than Borrower) listed on the signature pages hereof and each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors. For purposes of this Agreement, neither J.P. Morgan Securities, Inc., Banc of America Securities, LLC, nor Salomon Smith Barney Inc. shall constitute a “Bank.”

            “Bankruptcy Code” shall mean Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

            “Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

            “Base Rate Borrowing” has the meaning set forth in Section 1.3.

            “Base Rate Loan” means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the provisions of this Agreement.

            “Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            “Borrower” means EOP Operating Limited Partnership, a Delaware limited partnership.

            “Borrower’s Share” means Borrower’s and EOPT’s direct or indirect share of an Investment Affiliate based upon Borrower’s and EOPT’s percentage ownership (whether direct or indirect) of such Investment Affiliate.

            “Borrowing” has the meaning set forth in Section 1.3.

            “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized by law to close.

            “Capital Leases” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            “Cash or Cash Equivalents” shall mean: (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e)

variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and having a short-term rating of at least A-1 and P-1 from S&P and Moody’s, respectively (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent); (g) domestic and Eurodollar certificates of deposit or domestic time deposits or Eurodollar deposits or bankers’ acceptances (foreign or domestic) that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; and (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest.

            “Cash Flow” means, for any period, EBITDA for such period, as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for (i) all Office Properties of Borrower and Consolidated Subsidiaries, and (ii) Borrower’s Share of each Office Property of an Investment Affiliate (provided that, as to any Office Property acquired during such period such $1.50 per square foot adjustment shall be pro-rated for the period of ownership).

            “Closing Date” means the date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

            “Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            “Commitment” means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee’s Commitment), as such amount may be reduced from time to time pursuant to Section 2.11(c) or in connection with an assignment to an Assignee.

            “Committed Loan” means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            “Consolidated Subsidiary” means at any date any Subsidiary or other entity which is consolidated with Borrower or EOPT in accordance with GAAP.

            “Consolidated Tangible Net Worth” means, at any time, the tangible net worth of Borrower, on a consolidated basis, determined in accordance with GAAP, plus all accumulated depreciation and amortization of Borrower plus Borrower’s Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

            “Contingent Obligation” as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 5.1. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting “Contingent Obligations” shall be calculated without duplication.

            “Convertible Securities” means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of EOPT or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

            “Credit Rating” means the rating assigned by the Rating Agencies to Borrower’s senior unsecured long term indebtedness.

            “Debt Restructuring” means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of EOPT, the Borrower or any Subsidiary or Investment Affiliate.

            “Debt Service” means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Borrower on a consolidated basis, plus Borrower’s Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates.

            “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            “Default Rate” has the meaning set forth in Section 2.8(d).

            “Development Activity” means (a) the development and construction of office buildings and parking facilities by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries excluding Unimproved Assets, (b) the financing by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by the Borrower or any of its Financing Partnerships or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction). For purposes of Section 5.8(j), the “value” of Development Activity shall mean (i) in the case of the development and construction by the Borrower or any of its Financing Partnerships described in clause (a) of this definition, the full cost budget to complete such development and construction, (ii) in the case of the development and construction by a Joint Venture Subsidiary of the Borrower described in clause (a) of this definition, an amount equal to the product of (AA) the full cost budget to complete such development and construction, multiplied by (BB) Borrower’s Share of such Joint Venture Subsidiary, (iii) in the case of the financing of any development and construction by the Borrower or any of its Financing Partnerships described in clause (b) of this definition, the amount the Borrower or any Financing Partnership has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint Venture Subsidiary of the Borrower described in clause (b) of this definition, an amount equal to the product of (AA) the amount such Joint Venture Subsidiary has committed to fund to pay the cost to complete such development and construction, multiplied by (B) Borrower’s Share of such Joint Venture Subsidiary, (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by the Borrower or any of its Financing Partnerships described in clause (c) of this definition, the amount of such Contingent Obligation of the Borrower or such Financing Partnership, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture Subsidiary of the Borrower described in clause (c) of this definition, an amount equal to the product of (AA) the amount of such Contingent Obligation of such Joint Venture Subsidiary, multiplied by (BB) Borrower’s Share of such Joint Venture Subsidiary.

            “Documentation Agent” means Salomon Smith Barney Inc., in its capacity as Documentation Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

            “Domestic Lending Office” means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

            “EBITDA” means, for any period (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus (iv) Taxes (net of any Taxes actually paid to, or withheld by, any foreign jurisdiction with respect to any Real Property Asset located outside of the United States) deducted in the calculation of Net Income for such period, plus (v) Borrower’s Share of the Investment Affiliate EBITDA for each Investment Affiliate, minus (vi) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included (or deducted) in the calculation of Net Income for such period, all of the foregoing without duplication.

            “Environmental Affiliate” means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by the Borrower and, as a result of the ownership of such equity interest, Borrower may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

            “Environmental Claim” means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

            “Environmental Laws” means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

            “EOPT” means Equity Office Properties Trust, a Maryland real estate investment trust, the sole managing general partner of the Borrower.

            “EOPT Guaranty” means the Guaranty of Payment, dated as of even date herewith, executed by and between EOPT and Administrative Agent for the benefit of the Banks.

            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            “ERISA Group” means the Borrower, any Subsidiary, EOPT and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” which, together with the Borrower, any Subsidiary or EOPT, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

            “Euro-Dollar Borrowing” has the meaning set forth in Section 1.3.

            “Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

            “Euro-Dollar Loan” means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

            “Euro-Dollar Reference Bank” means the principal Dallas offices of the Administrative Agent.

            “Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            “Event of Default” has the meaning set forth in Section 6.1.

            “Existing Revolving Credit Facility” shall mean the revolving credit facility evidenced by that certain Revolving Credit Agreement, dated as of May 12, 2000, by and among the Borrower and the banks and agents listed therein, providing for a revolving loan facility in the amount of $1,000,000,000, as amended by that certain First Amendment to Revolving Credit Agreement and Consent Agreement, dated as of May 18, 2001.

            “Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

            “Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

            “Fee Accrual Date” has the meaning set forth in Section 2.9(a).

            “Fee Letter” means that certain Fee Letter, dated May 11, 2001, by and among Borrower, EOPT, Bank of America, N.A., The Chase Manhattan Bank, Citicorp Real Estate,

Inc., Dresdner Bank AG, New York, and Grand Cayman Branches, Bankers Trust Company and PNC Bank, National Association.

            “FFO” means “funds from operations,” defined to mean, without duplication for any period, Net Income, plus (i) Borrower’s Share of the Net Income of any Investment Affiliate (plus Borrower’s Share of real estate depreciation and amortization expenses of Investment Affiliates), plus (ii) real estate depreciation and amortization expense for such period, plus (iii) any amortization of loan discount deducted from the calculation of Net Income for such period, plus (iv) Taxes deducted from the calculation of Net Income for such period, minus (v) gains (and plus the losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower or any Subsidiary or Investment Affiliate included (or deducted) in the calculation of Net Income for such period.

            “Financing Partnerships” means any Subsidiary which is wholly-owned, directly or indirectly, by Borrower or by Borrower and EOPT, with EOPT holding, directly or indirectly other than through its interest in Borrower, no more than a 2% economic interest in such Subsidiary.

            “Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

            “Fiscal Year” means the fiscal year of Borrower and EOPT.

            “Fitch” means Fitch Inc., or any successor thereto.

            “Fixed Charges” for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) dividends on preferred units payable by Borrower for such period, and (iii) distributions made by Borrower in such period to EOPT for the purpose of paying dividends on preferred shares in EOPT.

            “Fixed Rate Indebtedness” means all Indebtedness which accrues interest at a fixed rate.

            “Floating Rate Indebtedness” means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

            “Funding Date” means the date on which all of the conditions described in Section 3.3 have been satisfied in a manner satisfactory to the Agent and the Lenders and on which the Loans under this Agreement are made by the Lender to the Borrower.

            “GAAP” means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            “Group of Loans” means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            “Indebtedness” as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker’s acceptances issued for such Person’s account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including, without limitation, ground leases to the extent such ground leases constitute Capital Leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), to the extent such liabilities are material and are reported or are required under GAAP to be reported by such Person in its financial statements, (i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; exclusive, however, of all dividends and distributions declared but not yet paid.

            “Indemnitee” has the meaning set forth in Section 9.3(b).

            “Interbank Offered Rate” applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Euro-Dollar Reference Bank in the interbank market at approximately 11:00 a.m. (Dallas time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Borrowing or Group of Loans or portion thereof to be converted into or continued as Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            “Interest Expense” means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized of Borrower, on a consolidated basis determined in accordance with GAAP, plus Borrower’s Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

            “Interest Period” means with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60 or 90 days thereafter (or a period less than 30 days with the reasonable approval of Administrative Agent, unless any Bank has previously advised Administrative Agent and Borrower that it is unable to enter into Interbank Offered Rate contracts for an Interest Period of the same duration) as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (c)       no Interest Period may end later than the Maturity Date.

            “Interest Rate Contracts” means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            “Investment Affiliate” means any Person in whom EOPT or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of EOPT or Borrower on the consolidated financial statements of EOPT and Borrower.

            “Investment Affiliate EBITDA” means, for any period (i) the net earnings (or loss) of an Investment Affiliate for such period calculated in conformity with GAAP, plus (ii) depreciation and amortization expense and other non-cash items of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iii) total interest expense, whether paid, accrued or capitalized, of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period, plus (iv) Taxes of such Investment Affiliate deducted in the calculation of such net earnings (or loss) for such period.

            “Investment Grade Rating” means a rating for a Person’s senior long-term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody’s. In the event that Borrower receives Credit Ratings only from S&P and Moody’s, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the higher of the ratings from S&P and Moody’s shall be used to determine whether an Investment Grade Rating was achieved, provided that the rating from one of the other Rating Agencies shall be at least equivalent to such higher rating; provided, further, that if the rating from one of the other Rating Agencies is not at least equivalent to the higher of the ratings from S&P and Moody’s, then the second (2nd) highest Credit Rating shall be used to determine whether an Investment Grade Rating was achieved.

            “Investment Mortgages” means mortgages securing indebtedness with respect to Office Properties and Parking Properties directly or indirectly owed to Borrower or any of its Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

            “Joint Venture Interests” means partnership, joint venture interests, membership or other equity issued by any Person which is an Investment Affiliate that is not a Subsidiary.

            “Joint Venture Parent” means Borrower or one or more Financing Partnerships of Borrower which directly owns any interest in a Joint Venture Subsidiary.

            “Joint Venture Subsidiary” means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is substantially controlled by a Joint Venture Parent, subject to customary provisions set forth in the organizational documents of such Joint Venture Subsidiary with respect to refinancings or rights of first refusal granted to other members of such Joint Venture Subsidiary. For purposes of the preceding sentence, the sale or financing of a Property owned by a Joint Venture Subsidiary shall be deemed to be substantially controlled by a Joint Venture Parent if such Joint Venture Parent has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property. For purposes of this definition, the Borrower shall be deemed to “control” Civic Parking, L.L.C., a Missouri limited liability company (“Civic”) so long as (i) a Joint Venture Parent owns at least 50% of economic interest therein and (ii) such Joint Venture Parent’s consent shall be required to authorize and approve the sale or financing of the Property owned by Civic.

            “Lead Lenders” mean Bank of America, N.A., The Chase Manhattan Bank and Citicorp Real Estate, Inc. each in its capacity as a Bank.

            “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            “Loan” means a Base Rate Loan or a Euro-Dollar Loan and “Loans” means Base Rate Loans and Euro-Dollar Loans or any combination of the foregoing.

            “Loan Documents” means this Agreement, the Notes and the EOPT Guaranty.

            “Loan Effective Date” has the meaning set forth in Section 8.3.

            “Majority Banks” means at any time Banks having at least 51% of the aggregate amount of Commitments, or if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

            “Material Adverse Effect” means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) impair the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent, Documentation Agent or the Banks to enforce the Loan Documents.

            “Material Plan” means at any time a Plan or Plans having aggregate unfunded liabilities in excess of $5,000,000.

            “Materials of Environmental Concern” means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

            “Maturity Date” shall mean the date that is three hundred sixty four (364) days following the Closing Date, or December 31, 2001 in the event the Spieker Merger is not closed on or before December 31, 2001.

            “Moody’s” means Moody’s Investors Services, Inc. or any successor thereto.

            “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25, 1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

            “Negative Pledge” means, with respect to any Property, any covenant, condition, or other restriction entered into by the owner of such Property or directly binding on such

Property which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations.

            “Net Income” means, for any period, the net earnings (or loss) after Taxes of any Person, on a consolidated basis, before the deduction of minority interests and before the deduction of payment of any preferred dividends, for such period calculated in conformity with GAAP.

            “Net Offering Proceeds” means (1) all cash or other assets received by EOPT or Borrower as a result of (i) the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in EOPT or Borrower or (ii) the issuance or offering of any unsecured note, bond or debt instrument (other than drawings under the Existing Revolving Credit Facility) and (2) all cash or other assets received by EOPT or Borrower as a result of the issuance or offering, at any time from and after the hundred twentieth (120th ) day following the Funding Date, of any secured note, bond or debt instrument in excess of $50,000,000, in either case less customary costs and discounts of issuance paid by EOPT or Borrower, as the case may be, or, in the case of secured notes, bonds or debt instruments, less any principal of other existing secured debt refinanced with the proceeds thereof.

            “Net Price” means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in EOPT and OP Units or Preferred OP Units (as defined in Borrower’s partnership agreement)) plus (ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase.

            “Net Present Value” shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

            “Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or EOPT as a general partner of such partnership); provided, however, that personal recourse of Borrower or EOPT for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

            “Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.

            “Notice of Borrowing” means a notice from Borrower in accordance with Section 2.2 or Section 2.3(b)(i).

            “Notice of Interest Rate Election” has the meaning set forth in Section 2.7.

            “Obligations” means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent, Documentation Agent or any Bank under or in connection with this Agreement or any other Loan Document.

            “Office Property” means any Property which constitutes primarily commercial office space other than a Parking Property.

            “Parking Property” means any Property which is primarily used for parking.

            “Parent” means, with respect to any Bank, any Person controlling such Bank.

            “Participant” has the meaning set forth in Section 9.6(b).

            “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            “Permitted Holdings” means Unimproved Assets, Warehouse Properties, Development Activity, Joint Venture Interests, interests in Taxable REIT Subsidiaries, Investment Mortgages and Securities, but only to the extent permitted in Section 5.8.

            “Permitted Liens” means:

a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

c. deposits made in the ordinary course of business to secure liabilities to insurance carriers;

d. Liens for purchase money obligations for equipment; provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

e. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower’s owner’s title insurance policies, except in connection with any Indebtedness, for any of Borrower’s Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

f. Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against EOPT, Borrower, or any Subsidiary;

g. Liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

h. Liens in favor of Borrower against any asset of any Financing Partnership or Joint Venture Subsidiaries.

            “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            “Prime Rate” means the rate of interest publicly announced by the Administrative Agent from time to time as its Prime Rate (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

            “Pro Rata Share” means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank’s Commitment and the denominator of which shall be the aggregate amount of all of the Banks’ Commitments, as adjusted from time to time in accordance with the provisions of this Agreement.

            “Property” means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

            “Qualified Institution” means a Bank, or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank which is a subsidiary, such bank’s parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody’s or a comparable rating by a rating agency acceptable to Syndication Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000).

            “Qualifying Unencumbered Property” means any Property (excluding Unimproved Assets) from time to time which (i) is an operating Office Property or Parking Property wholly-owned (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to any Negative Pledge (provided that a financial covenant given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations shall not be deemed a Negative Pledge). In addition, in the case of any Property that is owned by a Subsidiary of Borrower and/or EOPT, no such Property shall constitute Qualifying Unencumbered Property during any period of time that such Subsidiary is in default beyond the expiration of any applicable grace or cure period in the payment of any Indebtedness of such Subsidiary for borrowed money (other than Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness, which Properties, in any event, do not constitute Qualifying Unencumbered Properties, or (ii) any subsidiary of such Subsidiary (provided that if such subsidiary of such Subsidiary is a partnership, there is no recourse to such Subsidiary as a general partner of such partnership); provided, however, that personal recourse of such Subsidiary for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate (each, a “Recourse Carveout Event”) shall not, by itself, cause such Indebtedness to be characterized as Indebtedness with respect to which recourse for payment is not limited as described in clauses (i) or (ii) above; unless, as a result of the occurrence of a Recourse Carveout Event, such Indebtedness becomes a recourse obligation of such Subsidiary).

            “Rating Agencies” means, collectively, S&P, Moody’s and Fitch.

            “Real Property Assets” means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person’s interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

            “Recourse Debt” shall mean Indebtedness that is not Non-Recourse Indebtedness.

            “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            “REIT” means a real estate investment trust, as defined under Section 856 of the Code.

            “Required Banks” means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

            “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            “Secured Debt” means Indebtedness, the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by EOPT, Borrower, or any Consolidated Subsidiary plus Borrower’s Share of Indebtedness, the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clauses (d) and (g) of the definition thereof) on any Property owned or leased by any Investment Affiliate.

            “Securities” means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities,” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests, any interest in any Subsidiary of EOPT or Borrower, any interest in a Taxable REIT Subsidiary, any Indebtedness which would not be required to be included on the liabilities side of the balance sheet of EOPT or Borrower in accordance with GAAP, any Cash or Cash Equivalents or any evidence of the Obligations.

            “Solvent” means, with respect to any Person, that the fair saleable value of such Person’s assets exceeds the Indebtedness of such Person.

            “Spieker Merger” means the merger of Spieker Properties, Inc. with and into EOPT and the merger of Spieker Properties, L.P. with and into Borrower.

            “Spieker Properties” means, collectively, Spieker Properties, Inc. and Spieker Properties, L.P.

            “Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or EOPT.

            “Syndication Agent” means The Chase Manhattan Bank, in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

            “Syndication Letter” means that certain Syndication Letter, dated May 22, 2001, among the Arrangers, Bank of America, N.A., The Chase Manhattan Bank, Citicorp Real Estate, Inc., Dresdner Bank AG, New York and Grand Cayman Branches, Bankers Trust Company and PNC Bank, National Association.

            “Taxable REIT Subsidiary” means any corporation (other than a REIT) in which EOPT directly or indirectly owns stock and EOPT and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary of EOPT under and pursuant to Section 856 of the Code.

            “Taxes” means all federal, state, local and foreign income and gross receipts taxes.

            “Term” has the meaning set forth in Section 2.10(a).

            “Termination Event” shall mean (i) a “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

            “Total Asset Value” means, with respect to Borrower and without duplication, (i) for any Properties owned by Borrower, any Consolidated Subsidiary or Investment Affiliate which was neither acquired nor disposed of by Borrower, a Consolidated Subsidiary or an Investment Affiliate in the Fiscal Quarter most recently ended, the quotient obtained by dividing (a) (x) EBITDA attributable to such Properties for the Fiscal Quarter most recently ended multiplied by four (4) less (y) $0.20 (or, in the case of Office Properties owned by an Investment Affiliate, Borrower’s Share of $0.20) per square foot of leased office space within such Properties which are Office Properties, by (b) 0.0875, plus (ii) for any Property which was acquired by Borrower or a Consolidated Subsidiary in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower or the Consolidated Subsidiary for such Property, plus (iii) for any Property which was acquired by an Investment Affiliate in the Fiscal Quarter most recently ended, Borrower’s Share of the Net Price of the Property paid by such Investment Affiliate for such Property, plus (iv) the value of any Cash or Cash Equivalent owned by Borrower, plus (v) the value of any Unimproved Assets and any other tangible assets of Borrower or its Consolidated Subsidiaries (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by the Borrower or its Consolidated Subsidiaries in their financial statements), as measured on a GAAP basis, plus (vi) Borrower’s Share of the value of any Unimproved Assets and any other tangible assets of any Investment Affiliate as measured on a GAAP basis. Anything in the foregoing to the contrary notwithstanding, in the event that Borrower, a Consolidated Subsidiary or an Investment Affiliate disposes (for purposes of this definition of “Total Asset Value”, each, a “Disposition”) of (x) an interest in any Property (which was not acquired during the Fiscal Quarter most recently ended), (y) a direct or indirect interest in the owner of any such Property or (z) any such Property in such a manner that results in Borrower, a Consolidated Subsidiary or an Investment Affiliate holding an interest in such Property or the owner of such Property, then, for purposes of the foregoing calculation of Total Asset Value, such Property shall be treated as follows:

(A) if, following a Disposition, the Property or an undivided interest in the Property is owned by Borrower or a Consolidated Subsidiary, then such Property or undivided interest shall be treated as if Borrower or such Consolidated Subsidiary had owned such Property or such undivided interest in the Property for the entire Fiscal Quarter most recently ended;

(B) if, following a Disposition, the Property or an undivided interest in the Property is owned by an Investment Affiliate, then such Property or undivided interest shall be treated as if such Investment Affiliate had owned such Property or undivided interest for the entire Fiscal Quarter most recently ended; and

(C) and no such Property or undivided interest therein will be treated as having been disposed of or acquired in such Fiscal Quarter.

            “Total Liabilities” means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of Borrower, on a consolidated basis, plus Borrower’s Share of all Balance Sheet Indebtedness of Investment Affiliates.

            “Treasury Rate” means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 — Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be deter-

mined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

            “Unencumbered Asset Value” means the sum of (i) all Cash and Cash Equivalents of the Borrower, all Financing Partnerships and Joint Venture Subsidiaries which are not subject to any pledge, negative pledge, encumbrance, hypothecation or other restriction (provided that in the case of Cash and Cash Equivalents of any Joint Venture Subsidiary which is not a Consolidated Subsidiary, the amount of Cash and Cash Equivalents attributable to such Joint Venture Subsidiary shall be reduced to a percentage equal to the Borrower’s percentage ownership interest (whether direct or indirect) in such Joint Venture Subsidiary), plus (ii) for any Qualifying Unencumbered Properties which were neither acquired or disposed of by Borrower, a Financing Partnership or a Joint Venture Subsidiary in the Fiscal Quarter most recently ended, the quotient of (a) (x) the aggregate EBITDA for such Fiscal Quarter attributable to such Qualifying Unencumbered Properties for the Fiscal Quarter most recently ended multiplied by four (4) less (y) $0.50 (or, in the case of Qualifying Unencumbered Properties owned by an Investment Affiliate, Borrower’s Share of $0.50) per square foot of leased office space within such Qualifying Unencumbered Properties which are Office Properties, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the EBITDA attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) 0.0875, plus (iii) for all Qualifying Unencumbered Properties owned (directly or beneficially) by Borrower, any Financing Partnership or any Joint Venture Subsidiary which were acquired (directly or indirectly) by the Borrower, any Financing Partnership or any Joint Venture Subsidiary during the Fiscal Quarter most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by Borrower or its Affiliates for such Qualifying Unencumbered Properties; provided, however, that, unless otherwise approved by the Majority Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary which is not a Consolidated Subsidiary, the amount of the EBITDA attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of such Qualifying Unencumbered Property for the purposes of clause (iii) above shall be reduced to a percentage equal to the Borrower’s percentage ownership interest (whether direct or indirect) in such Joint Venture Subsidiary, (bb) the portion of the amount of the Unencumbered Asset Value attributable to any single Qualifying Unencumbered Property which would cause such amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (cc) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Parking Properties which would cause such aggregate amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties owned by Joint Venture Subsidiaries (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such aggregate amount to exceed thirty-five percent (35%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, and (ee) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed ten percent (10%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value. Anything in the foregoing to the contrary notwithstanding, in the event that Borrower, a Financing Partnership or a Joint Venture Subsidiary disposes (for purposes of this definition of “Unencumbered Asset Value”, each, a “Disposition”) of (x) an interest in any Qualified Unencumbered Property (which was not acquired during the Fiscal Quarter most recently ended), (y) a direct or indirect interest in the owner of any such Property or (z) any such Property in such a manner that results in Borrower holding a direct or indirect interest in such Property or the owner of such Property, then, for purposes of the foregoing calculation of Unencumbered Asset Value, such Property shall be treated as follows:

(A) if, following a Disposition, an undivided interest in the Property is owned by Borrower or a Financing Partnership, then such undivided interest shall be treated as if Borrower or such Financing Partnership had owned such undivided interest in the Property for the entire Fiscal Quarter most recently ended;

(B) if, following a Disposition, the Property or an undivided interest in the Property is owned by a Joint Venture Subsidiary, then such Property or undivided interest shall be treated as if such Joint Venture Subsidiary had owned such Property for the entire Fiscal Quarter most recently ended; and

(C) and no such Property or undivided interest therein will be treated as having been disposed of or acquired in such Fiscal Quarter.

            “Unencumbered Net Operating Income” means, for any period, for all Qualifying Unencumbered Properties, the aggregate EBITDA attributable to each such Qualifying Unencumbered Property for such period (provided that as to any Qualifying Unencumbered Property acquired during such period, only EBITDA attributable to such period occurring after such acquisition shall be included), as adjusted for a normalized recurring level of capital expenditures by Borrower for such period, which adjustment shall be at the rate of One Dollar and Fifty Cents ($1.50) per square foot per annum of office space leased as of the applicable date of determination for all Qualifying Unencumbered Properties that are Office Properties (provided that, as to any Office Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership).

            “Unimproved Assets” means Real Property Assets containing no material improvements.

            “United States” means the United States of America, including the fifty states and the District of Columbia.

            “Unsecured Debt” means the amount of Indebtedness for borrowed money of EOPT Borrower and any Financing Partnership which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, plus, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, an amount equal to the Borrower’s percentage ownership interest (whether direct or indirect) in each Joint Venture Subsidiary which is not a Consolidated Subsidiary times any Indebtedness for borrowed money of such Joint Venture Subsidiary which is not Secured Debt.

            “Unsecured Debt Service” means Debt Service payable in respect of Unsecured Debt.

            “Unused Commitments” shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

            “Warehouse Property” means any Property which is primarily used as a warehouse distribution facility.

            SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of “EOPT, on a consolidated basis,” EOPT shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

            SECTION 1.3. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g. , a “Base Rate

Borrowing” is a Borrowing comprised of Base Rate Loans and a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans).

ARTICLE II

THE CREDITS

            SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article in amounts such that the aggregate principal amount of Committed Loans by such Bank outstanding shall not exceed the amount of its Commitment. The Loans shall be in an aggregate principal amount not to exceed $1,000,000,000 and shall be made by the Lenders in a single disbursement to the Borrower on the Funding Date, subject to the terms and conditions set forth in this Agreement. In the event the Funding Date does not occur and the Loans are not advanced to Borrower on or before December 31, 2001, the Commitments shall expire and the Banks shall have no further obligation to advance the Loans to Borrower. The Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Any amounts repaid may not be reborrowed.

            SECTION 2.2. Notice of Borrowing. With respect to the Borrowing, the Borrower shall give Administrative Agent notice not later than 11:00 a.m. (Dallas, Texas time) (x) one Business Day before each Base Rate Borrowing, or (y) three Business Days before each Euro-Dollar Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Business Day,

(ii) the aggregate amount of such Borrowing,

(iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

(iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            SECTION 2.3. [Intentionally Omitted].

            SECTION 2.4. [Intentionally Omitted].

            SECTION 2.5. Notice to Banks; Funding of Loans.

            (a)      Upon receipt of a Notice of Borrowing from Borrower in accordance with Section 2.2, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify Documentation Agent and each Bank of the contents thereof and of such Bank’s share of such Borrowing, of the interest rate determined pursuant thereto and the Interest
Period(s) (if different from those requested by the Borrower) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

            (b)      Not later than 1:00 p.m. (Dallas, Texas time) on the date of the Borrowing as indicated in the applicable Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of the Borrowing in Federal funds immediately available in Dallas, Texas, to the Administrative Agent at its address referred to in Section 9.1.

            (c)      [Intentionally Omitted]

            (d)      Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with of this Section 2.5 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, Borrower agrees to repay to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this Section 2.5(d) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank’s share of any Borrowing in accordance with Section 2.5(b) shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

            (e)      Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to Borrower in Federal funds immediately available in accordance with, and on the date set forth in, the applicable Notice of Borrowing.

            SECTION 2.6. Notes.

            (a)      The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

            (b)      Each Bank may, by notice to the Borrower, the Administrative Agent and the Documentation Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the “Note” of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c)      Upon receipt of each Bank’s Note pursuant to Section 3.1(a), the Documentation Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (d)      The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

            (e)      [Intentionally Omitted]

            (f)      There shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any one time.

            SECTION 2.7. Method of Electing Interest Rates.

            (a)      The Loans included in the Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                      (i)      if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Business Day;

                      (ii)     if such Loans are Euro-Dollar Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent at least three (3) Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

            (b)      Each Notice of Interest Rate Election shall specify:

                      (i)      the Group of Loans (or portion thereof) to which such notice applies;

                      (ii)     the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                      (iii)    if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                      (iv)    if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c)      Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify the Documentation Agent and each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the

Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

            SECTION 2.8. Interest Rates.

            (a)      Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.7, at a rate per annum equal to the Base Rate for Base Rate Loans for such day.

            (b)      Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted Interbank Offered Rate applicable to such Interest Period.

            (c)      [Intentionally Omitted]

            (d)      In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the “Default Rate”).

            (e)      The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

            (f)      Intentionally Omitted.

            (g)      Interest on all Loans (other than Base Rate Loans) shall be payable on the last Business Day of each applicable Interest Period (provided that in the event any Interest Period ends on the date which is 60 or 90 days after the date on which any Interest Period commences, interest on all Loans (other than Base Rate Loans) shall be payable on the first Business Day of each calendar month during such Interest Period and on the last day of such Interest Period) and interest on Base Rate Loans shall be payable on the first Business Day of each calendar month.

            SECTION 2.9. Fees.

            (a)      Unused Facility Fee. In the event Loans are not advanced to Borrower on or before July 16, 2001, for the period beginning on July 16, 2001 (the “Fee Accrual Date”) and ending on the date the Loans are advanced to Borrower (the “Unused Facility Fee Period”), the Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in propor-

tion to their respective Commitments, an unused fee at an annual rate equal to the product of (i) the aggregate Commitments (less any portion of the Commitments that has been cancelled by Borrower) and (ii) 0.15%. The unused fee shall be payable in arrears on the first day of each calendar month commencing on August 1, 2001 for the period during the prior calendar month that falls within the Unused Facility Fee Period that the Loans were not advanced to Borrower.

            (b)      Facility Fee. In the event any Loan is outstanding on the date that is one hundred twenty (120) days following the Funding Date, Borrower shall pay to the Administrative Agent, on such date for the account of the Banks ratably in proportion to their respective Commitments, a facility fee in the amount of 0.20% of the aggregate outstanding principal amount of the Loans on such date.

            (c)      Fees Non-Refundable. All fees set forth in this Section 2.9 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent, the Documentation Agent, the Syndication Agent and the Banks regardless of whether any Loans are actually made.

            SECTION 2.10. Maturity Date.

            (a)      The term (the “Term”) of the Commitments (and each Bank’s obligations to make Loans hereunder) shall terminate and expire on the Maturity Date.

            (b)      [Intentionally Omitted]

            (c)      Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

            SECTION 2.11. Prepayments.

            (a)      The Borrower may, upon at least one (1) Business Day’s notice to the Administrative Agent, prepay any Group of Base Rate Loans, in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

            (b)      The Borrower may, upon at least one (1) Business Days’ notice to the Administrative Agent, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in Article 8 and except with respect to any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4, the

Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Any such prepayment shall be upon at least three (3) Business Days notice to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of Euro-Dollar Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

            (c)      If, at any time, Borrower or EOPT receives Net Offering Proceeds in the form of cash (other than drawings under the Existing Facility), then, simultaneously therewith, Borrower shall repay the outstanding Obligations with such Net Offering Proceeds in an amount equal to the lesser of (x) the aggregate Net Offering Proceeds in the form of cash then received by Borrower and (y) the outstanding Obligations.

            (d)      If at any time after the date that is one hundred twenty (120) days following the Funding Date the Borrower shall receive proceeds, dividends or distributions relating to the sale or disposition of the Borrower’s interests in material Property or other assets (including, but not limited to, Joint Venture Interests and equity interests in Subsidiaries) in excess of $50,000,000, then, the Borrower shall repay the Loans as LIBOR tranches expire in an amount equal to the lesser of (x) the aggregate Net Price in the form of cash relating to such sale or disposition received by the Borrower, and (y) the outstanding Obligations; provided, however, the Borrower shall not be required to make any such repayment if and to the extent the Borrower uses such proceeds, dividends or distributions to purchase Real Property Assets, provided that (i) the Borrower identifies such Real Property Assets to the Administrative Agent within forty-five (45) days after the date of the receipt of such proceeds, dividends or distributions and (ii) the purchase and sale of one or more of such Real Property Assets closes within one hundred eighty (180) days after the date of the receipt of such proceeds, dividends or distributions.

            (e)      Borrower shall repay the Loans in full upon the earlier of (i) the Maturity Date and (ii) the declaration of an Event of Default under this Agreement.

            (f)      The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least one (1) Business Day’s notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b), Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. In the event Borrower receives Net Offering Proceeds prior to the Funding Date, the

Commitments shall be reduced and canceled by the amount of such Net Offering Proceeds, whereupon, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata.

            (g)      Any amounts so prepaid pursuant to this Section 2.11 may not be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments pursuant to this Section 2.11, such amounts may not be borrowed.

            SECTION 2.12. General Provisions as to Payments.

            (a)      The Borrower shall make each payment of principal of and interest on the Loans and of fees hereunder, not later than 11:00 a.m. (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to the Administrative Agent at its address referred to in Section 9.1. All amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Administrative Agent at the address set forth on the signature page of this Agreement or at such other place as Administrative Agent may from time to time designate in writing. The Administrative Agent will promptly (and in any event within one (1) Business Day after receipt thereof) distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon (Dallas, Texas time) on any Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b)      Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.5(a) or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the first (1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

            SECTION 2.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans for the Spieker Merger and other general corporate purposes related to the acquisition of Spieker Properties.

ARTICLE III

CONDITIONS

            SECTION 3.1. Conditions to Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated. Each of the following conditions shall be satisfied by Borrower on or before June 15, 2001:

            (a)      the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.6;

            (b)      the Borrower, each of the Arrangers, the Agents and the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

            (c)      EOPT shall have executed and delivered to the Administrative Agent a duly executed original of the EOPT Guaranty;

            (d)      the Administrative Agent shall have received an opinion of Piper Marbury Rudnick & Wolfe, counsel for the Borrower and EOPT, acceptable to the Administrative Agent, the Banks and their counsel;

            (e)      the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and EOPT, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of EOPT, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of EOPT as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to EOPT from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

            (f)      the Borrower and EOPT each shall have executed a solvency certificate acceptable to the Administrative Agent;

            (g)      the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.3, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

            (h)      the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower, and EOPT shall have taken all actions required to authorize the execution and delivery of the EOPT Guaranty and the other Loan Documents and the performance thereof by EOPT;

            (i)      the Banks shall be satisfied that neither the Borrower, EOPT nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and the Borrower shall have delivered a certificate so stating;

            (j)      the Administrative Agent shall have received, for its and any other Bank’s account, all fees due and payable pursuant to Section 2.9 and the Fee Letter (and all of such terms are incorporated herein) on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for Borrower to approve and process the same, shall have been paid to Skadden, Arps, Slate, Meagher & Flom LLP;

            (k)      the Borrower shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and EOPT, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (l)      no Default or Event of Default shall have occurred; and

            (m)      the Borrower shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of Section 5.8 as of the Closing Date.

            SECTION 3.2. [Intentionally Omitted]

            SECTION 3.3. Conditions to Funding. The obligation of any Bank to make a Loan is subject to the satisfaction of the following conditions:

            (a)      receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2;

            (b)      immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

            (c)      immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

            (d)      the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

            (e)      no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement;

            (f)      no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect;

            (g)      the receipt by Borrower of any required consents or approvals under the Existing Revolving Credit Facility for the consummation of the Spieker Merger; and

            (h)      the Spieker Merger shall have been consummated prior to, or upon, the advance of such Borrowing to Borrower.

The Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of the Borrowing as to the facts specified in clauses (b), (c), (d), (e) and (f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if the Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent, Documentation Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            SECTION 4.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. EOPT is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            SECTION 4.2. Power and Authority. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower and EOPT each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower and EOPT, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. EOPT has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

            SECTION 4.3. No Violation.

            (a)      Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower’s agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (b)      Neither the execution, delivery or performance by EOPT of the Loan Documents to which it is a party, nor compliance by EOPT with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of EOPT or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which EOPT (or of any partnership of which EOPT is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by EOPT under any organizational document of any Person in which EOPT has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            SECTION 4.4. Financial Information.

            (a)      The consolidated balance sheet of EOPT as of December 31, 2000, and the related statements of operations and cash flows of EOPT for the fiscal year then ended, reported on by Ernst & Young LLP, fairly present, in conformity with GAAP, the consolidated financial position of EOPT as of such date and the consolidated results of operations and cash flows for such fiscal year.

            (b)      Since March 31, 2001, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as set forth on Schedule 4.4(b), neither the Borrower nor EOPT has incurred any material indebtedness or guaranty on or before the Closing Date.

            SECTION 4.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower, EOPT or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            SECTION 4.6. Compliance with ERISA.

            (a)      Except as set forth on Schedule 4 .6 attached hereto, neither Borrower nor EOPT is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement.

            (b)      Except for a “prohibited transaction” arising solely because of a Bank’s breach of the covenant set forth in Section 9.17, the transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent, Documentation Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent, the Documentation Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent, the Documentation Agent or any of the Banks being a fiduciary or party in interest under ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code. No assets of Borrower constitute “assets” (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. 2510.3-101 or any successor regulation thereto) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower covenants and agrees that Borrower shall not use any “assets” (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. 2510.3-101) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

            SECTION 4.7. Environmental. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

            SECTION 4.8. Taxes. The Borrower, EOPT and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, EOPT or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, EOPT and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.9. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent, Documentation Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Documentation Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

            SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower and EOPT will be Solvent.

            SECTION 4.11. Use of Proceeds. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

            SECTION 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

            SECTION 4.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, EOPT nor any Consolidated Subsidiary is (x) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, (y) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            SECTION 4.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is Two North Riverside Plaza, Chicago, Illinois 60606.

            SECTION 4.15. REIT Status. EOPT is qualified and EOPT intends to continue to qualify as a real estate investment trust under the Code.

            SECTION 4.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

            SECTION 4.17. Judgments. As of the Closing Date, there are no final, non-appealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against EOPT or the Borrower or, to the extent such judgment would be recourse to EOPT or Borrower, any of its Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

            SECTION 4.18. No Default. No Event of Default or, to the best of the Borrower’s knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

            SECTION 4.19. Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

            SECTION 4.20. Compliance With Law. To the Borrower’s knowledge, the Borrower and each of its Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

            SECTION 4.21. No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

            SECTION 4.22. Brokers’ Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent, the Documenta-

tion Agent, the Syndication Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent and certain fees relating to the Spieker Merger.

            SECTION 4.23. Labor Matters. Except as disclosed on Schedule 4.6, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any member of the ERISA Group and neither the Borrower nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

            SECTION 4.24. Insurance. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, “builders’ risk” where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers’ compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders’ rating of not less than A-VII in amounts that prudent owners of assets such as Borrower’s directly or indirectly owned Real Property Assets would maintain.

            SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and EOPT. The Borrower represents that it has delivered to the Documentation Agent true, correct and complete copies of each such documents. EOPT holds (directly or indirectly) an 88.5% ownership interest in the Borrower as of the date hereof.

            SECTION 4.26. Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Schedule 1.1 as a Qualifying Unencumbered Property (i) is an operating Office Building or Parking Property wholly-owned (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or Joint Venture Parent subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property. All of the information set forth on Schedule 1.1 is true and correct in all material respects.

ARTICLE V

AFFIRMATIVE AND NEGATIVE COVENANTS

            The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

            SECTION 5.1. Information. The Borrower will deliver to each of the Banks:

            (a)      as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each Fiscal Year of the Borrower) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower’s and EOPT’s operations and consolidated statements of Borrower’s and EOPT’s cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Borrower’s and EOPT’s Form 10K and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

            (b)      as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each Fiscal Year of the Borrower and EOPT), (i) a consolidated balance sheet of the Borrower, EOPT and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower’s and EOPT’s operations and consolidated statements of Borrower’s and EOPT’s cash flow for such quarter and for the portion of the Borrower’s or EOPT’s Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Borrower’s and EOPT’s Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent and Documentation Agent or any Bank;

            (c)      simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;

            (d)      (i) within five (5) Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

            (e)      promptly upon the mailing thereof to the shareholders of EOPT generally, copies of all financial statements, reports and proxy statements so mailed;

            (f)      promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which EOPT shall have filed with the Securities and Exchange Commission;

            (g)      promptly and in any event within thirty (30) days, if and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to

Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (h)      promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower’s or, if the Borrower has actual knowledge thereof, the Environmental Affiliate’s proposed initial response thereto: (i) the receipt by the Borrower, or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect; (ii) the existence of any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect; or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

            (i)      promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence; and

            (j)      from time to time such additional information regarding the financial position or business of the Borrower, EOPT and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them.

            SECTION 5.2. Payment of Obligations. The Borrower, EOPT and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            SECTION 5.3. Maintenance of Property; Insurance; Leases.

            (a)      The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation its Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

            (b)      The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, Borrower’s Real Property Assets. The Borrower will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

            SECTION 5.4. Maintenance of Existence. The Borrower and EOPT each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

            SECTION 5.5. Compliance with Laws. The Borrower and EOPT will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent, Documentation Agent or Banks to any material liability therefor.

            SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank at such Bank’s expense to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose the Borrower, EOPT or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, EOPT or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

            SECTION 5.7. Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, EOPT’s and their Consolidated Subsidiaries’ existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

            SECTION 5.8. Financial Covenants.

            (a)      Total Liabilities to Total Asset Value. The Borrower shall not permit the ratio of Total Liabilities to Total Asset Value of Borrower to exceed 0.55:1 at any time.

            (b)      EBITDA to Interest Expense Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.00:1.

            (c)      [Intentionally Omitted.]

            (d)      Cash Flow to Fixed Charges Ratio. Borrower shall not permit the ratio of Cash Flow for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter to be less than 1.5:1.

            (e)      Secured Debt to Total Asset Value. Borrower shall not permit the ratio of Secured Debt to Total Asset Value of Borrower to exceed 0.40:1 at any time.

            (f)      Unencumbered Pool. Borrower shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value to exceed 0.55:1 at any time.

            (g)      Unencumbered Net Operating Income to Unsecured Debt Service. Borrower shall not permit the ratio of Unencumbered Net Operating Income for the then most recently completed Fiscal Quarter to Unsecured Debt Service for the then most recently completed Fiscal Quarter to be less than 2.0:1.

            (h)      Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower determined in conformity with GAAP will at no time be less than the sum of (i) $7,800,000,000 and (ii) seventy percent (70%) of all Net Offering Proceeds (other than cash or other assets received as a result of the issuance or offering of notes, bonds or other debt instruments) received by EOPT or Borrower after February 29, 2000.

            (i)      Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 90% of the Borrower’s FFO for such year.

During the continuance of a monetary Event of Default, Borrower shall only pay partnership distributions that are necessary to enable EOPT to make those dividends necessary to maintain EOPT’s status as a real estate investment trust.

            (j)      Permitted Holdings. Borrower’s primary business will be the ownership, operation and development of Office Properties and Parking Properties and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings, whether held directly or indirectly by Borrower does not exceed, at any time, twenty-five percent (25%) of Total Asset Value of Borrower unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, Borrower and its Subsidiaries may not acquire or maintain (i) Unimproved Assets if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by Borrower, exceeds, at any time ten percent (10%) of Total Asset Value of Borrower or (ii) interests in Taxable REIT Subsidiaries if and to the extent that the aggregate value of interests in Taxable REIT Subsidiaries, whether held directly or indirectly by Borrower exceeds, at any time, twenty percent (20%) of Total Asset Value of Borrower unless, in either case, a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage the value of Unimproved Assets and interests in Taxable REIT Subsidiaries shall be calculated based upon the cost thereof, determined in accordance with GAAP; provided that, in the case of any Unimproved Assets held by an Investment Affiliate, only Borrower’s Share of the cost of such Unimproved Assets shall be used in calculating the foregoing percentages.

            (k)      No Liens. Borrower and EOPT shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Borrower, EOPT or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(f) and (g), to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens.

            (l)      Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

            SECTION 5.9. Restriction on Fundamental Changes.

            (a)      Neither the Borrower nor EOPT shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Majority Banks, which consent shall not be unreasonably withheld, conditioned or delayed, unless (i) the Borrower or EOPT is the surviving entity, (ii) the entity which is merged into Borrower or EOPT is predominantly in the commercial real estate business, (iii) the creditworthiness of the surviving entity’s long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower’s or EOPT’s creditworthiness two months immediately preceding such merger, and (iv) the then fair market value of the assets of the entity which is merged into the Borrower or EOPT is less than twenty-five percent (25%) of the Borrower’s or EOPT’s then Total Asset Value following such merger. Neither the Borrower nor EOPT shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business. Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby agree that the Majority Banks shall be deemed to have approved the terms of the Spieker Merger set forth in the Agreement and Plan of Merger, dated February 22, 2001, by and among Borrower, EOPT and Spieker Properties.

            (b)      The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks’ consent, which shall not be unreasonably withheld. Without limitation of the foregoing, no Person shall be admitted as a general partner of the Borrower other than EOPT. EOPT shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Majority Banks’ consent, which shall not be unreasonably withheld. The Borrower shall not make any “in-kind” transfer of any of its property or assets to any of its constituent partners if such transfer would result in an Event of Default under Section 6.1(b) by reason of a breach of the provisions of Section 5.8.

            (c)      Subject to the provisions of clause (b) above, the Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to EOPT’s declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

            SECTION 5.10. Changes in Business.

            (a)      Except for Permitted Holdings, neither the Borrower nor EOPT shall enter into any business which is substantially different from that conducted by the Borrower or EOPT on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower, its Consolidated Subsidiaries and its Investment Affiliates.

            (b)      Except for Permitted Holdings, Borrower shall not engage in any line of business other than ownership, operation and development of Office Properties and Parking Properties and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

            SECTION 5.11. EOPT Status.

            (a)      Status. EOPT shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

            (b)      Indebtedness. EOPT shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(1) the Obligations; and

(2) Indebtedness of Borrower for which there is recourse to EOPT which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

            (c)      Restriction on Fundamental Changes.

(1) EOPT shall not have an investment in any Person other than (i) Borrower or indirectly through Borrower, (ii) directly or indirectly in Financing Partnerships, (iii) the interests identified on Schedule 5.11(c)(1) as being owned by EOPT, and (iv) interests acquired as a result of the Spieker Merger.

(2) EOPT shall not acquire an interest in any Property other than (i) securities issued by Borrower and Financing Partnerships and the interests identified on Schedule 5.11(c)(2) attached hereto and (ii) interests acquired as a result of the Spieker Merger.

(3) Neither of EOP-QRS Trust nor EOP-QRS LaJolla Trust shall have any investments or own any assets other than the interests in the Financing Partnerships identified on Schedule 5.11(c)(3) as being owned by EOP-QRS Trust or EOP-QRS LaJolla Trust.

            (d)      Environmental Liabilities. Neither EOPT nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, EOPT shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) EOPT shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject EOPT or such Subsidiary to any criminal penalty or subject Administrative Agent,

Documentation Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

            (e)      Disposal of Partnership Interests. EOPT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its equity interest in any of the partners of the Borrower as of the date hereof (except in connection with the dissolution or liquidation of such partners of the Borrower), except for the reduction of EOPT’s interest in the Borrower arising from Borrower’s issuance of partnership interests in the Borrower or the retirement of preference units by Borrower. EOPT will continue to be the managing general partner of Borrower.

            SECTION 5.12. Other Indebtedness. Borrower and EOPT shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business and Indebtedness owing to Borrower, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under Section 5.8.

            SECTION 5.13. Forward Equity Contracts. If Borrower shall enter into any forward equity contracts, Borrower may only settle the same by delivery of stock, it being agreed that if Borrower shall settle the same with cash, the same shall constitute an Event of Default hereunder.

            SECTION 5.14. Syndication.

            (a)      In the event any Loan is outstanding on the date that is one hundred twenty (120) days following the date of the Funding Date by Borrower, the Arrangers shall have the right to syndicate the Loans to financial institutions and shall have the rights provided in the Fee Letter and all of such terms are incorporated herein in connection with such syndication. In the event the Arrangers commence syndication efforts the Borrower and EOPT shall actively assist the Arrangers in completing such syndication as reasonably requested by the Arrangers. Such assistance shall include (a) the Borrower and EOPT using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the Borrower’s and EOPT’s existing lending relationships; (b) the Borrower and EOPT assisting in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication by providing the information described in this Section
5.14(b), below; and (c) the Borrower and EOPT making their senior management and advisors available to participate, upon reasonable notice, in information meetings for potential syndicate members at such times and places as the Arrangers may reasonably request.

            (b)      The Arrangers will jointly manage all aspects of the syndication, provided that decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted and which institutions will participate, will be made by mutual agreement of the Arrangers and the Borrower and the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders will be determined by the Arrangers, the Agents and the Lead Lenders. The Arrangers will have no responsibility other than to arrange the syndication. To assist the Arrangers in their syndication efforts, the Borrower and EOPT shall promptly prepare and provide to the Arrangers all information with respect to the Borrower and EOPT and the transactions contemplated hereby, including all financial information and projections (the “Projections”), as the Arrangers may reasonably request in connection with the arrangement and syndication of the Loans, so long as disclosure by the Borrower, EOPT or any of their respective Subsidiaries, of such information would not result in a violation of, or expose the Borrower, EOPT or their respective Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties which are binding on the Borrower, EOPT or any of their respective Subsidiaries or on any Property of any of them. The Borrower and EOPT shall use commercially reasonable efforts to obtain any necessary consents or waivers under any such agreements to disclose such information to the Arrangers, the Agents and the Banks. The Borrower and EOPT represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to the Arrangers by the Borrower, EOPT or any of their respective representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any material misstatement or omission of fact and (b) the Projections that have been or will be made available to the Arrangers by the Borrower, EOPT or any of their representatives have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof. The Borrower and the Guarantor agree to supplement the Information and Projections on the one hundred twentieth (120th) day following the Funding Date and from time to time upon request of the Arrangers or the Agents from the Closing Date until the completion of any syndication of the Loans as contemplated by this Section 5.14 so all Information is complete and correct in all material respects and does not contain any material misstatements or omissions of fact. The Borrower and EOPT understand that in arranging and syndicating the Loans the Arrangers, the Agents and the Banks may use and rely on the Information and Projections without independent verification thereof.

            (c)      Prior to and during the syndication of the Loans, the Borrower and EOPT shall not entertain or undertake any competing offering, placement or arrangement of any bank financing other than property-specific mortgage debt and property-specific mezzanine debt not prohibited by this Agreement by or on behalf of the Borrower, EOPT or any affiliate thereof, unless otherwise agreed by the Arrangers and the Agents.

            (d)      The initial syndication of the Loan shall be allocated among the Banks as provided in the Syndication Letter.

ARTICLE VI

DEFAULTS

            SECTION 6.1. Events of Default. An “Event of Default” shall have occurred if one or more of the following events shall have occurred and be continuing:

            (a)      the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent, Documentation Agent, Syndication Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

            (b)      the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), Section 5.10, Section 5.11(a), (b) or (c), Section 5.12 or Section 5.13;

            (c)      the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

            (d)      any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by the Borrower at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

            (e)      the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $25,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, EOPT, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

            (f)      the Borrower or EOPT shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

            (g)      an involuntary case or other proceeding shall be commenced against the Borrower or EOPT seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or EOPT under the federal bankruptcy laws as now or hereafter in effect;

            (h)      one or more final, non-appealable judgments or decrees in an aggregate amount of Twenty Million Dollars ($20,000,000) or more shall be entered by a court or courts of competent jurisdiction against EOPT, the Borrower or, to the extent of any recourse to EOPT or the Borrower, any of its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (i)      there shall be a change in the majority of the Board of Trustees of EOPT during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of EOPT to qualify under applicable law as independent trustees or (z) the replacement of any trustee who is an officer or employee of EOPT or an affiliate of EOPT with any other officer or employee of EOPT or an affiliate of EOPT;

            (j)      any Person (including affiliates of such Person) or “group” (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of EOPT;

            (k)      EOPT shall cease at any time to qualify as a real estate investment trust under the Code;

            (l)      if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of the Borrower or EOPT rather than a liability of the Plan, the liability of the Borrower or EOPT) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (m)      if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (n)      at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document or EOPT seeks to repudiate its obligations under the EOPT Guaranty;

            (o)      a default beyond any applicable notice or grace period under any of the other Loan Documents;

            (p)      any assets of Borrower shall constitute “assets” (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. 2510.3-101 or any successor regulation thereto) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code; or

            (q)      the Note, the Loan, the Obligations, the EOPT Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent’s, the Documentation Agent’s or any of the Bank’s rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code.

            SECTION 6.2. Rights and Remedies.

            (a)      Upon the occurrence of any Event of Default described in Sections 6.1(f), (g), (p) or (q), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

            (b)      Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Agents and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Agents or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by an Agent on behalf of the Agents and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

            SECTION 6.3. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) and 6.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should the Administrative Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should the Administrative Agent send Borrower a notice of Default or Event of Default, the Administrative Agent shall promptly give notice thereof to each Bank.

            SECTION 6.4. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of Section 9.16, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 2.3 and Section 9.4).

ARTICLE VII

THE AGENTS

            SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent, Documentation Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent, Documentation Agent and the Syndication Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9, the provisions of this Article VII are solely for the benefit of Administrative Agent, Documentation Agent, the Syndication Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent, Documentation Agent and the Syndication Agent shall each act solely as an agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

            SECTION 7.2. Agency and Affiliates. The Agents shall have the same rights and powers under this Agreement as any Bank and may exercise or refrain from exercising the same as though it were not an Agent, and the Agents and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, EOPT or any Subsidiary or affiliate of the Borrower as if they were not an Agent hereunder, and the term “Bank” and “Banks” shall include Bank of America, N.A. and The Chase Manhattan Bank and Citicorp Real Estate, Inc., in their individual capacities.

            SECTION 7.3. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of the Agents shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, each Agent shall administer the Loans in the same manner as each administers its own loans.

            SECTION 7.4. Consultation with Experts. As between the Agents on the one hand and the Banks on the other hand, each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.5. Liability of Agents. As between the Agents on the one hand and the Banks on the other hand, none of the Agents, nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between the Agents on the one hand and the Banks on the other hand, no Agent nor any of its directors, officers, agents, employees, or shareholders shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between the Agents on the one hand and the Banks on the other hand, no Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agents and their affiliates and their respective directors, officers, agents, employees, shareholders and parent company (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee’s gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the any Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, such Agent, as the case may be, shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. Each Agent, as the case may be, shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

            SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, Documentation Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.8. Successor Administrative Agent, Documentation Agent or Syndication Agent. The Administrative Agent, the Documentation Agent or the Syndication Agent may resign at any time by giving notice thereof to the Banks, the Borrower and each other and the Administrative Agent shall resign in the event its Commitment or the Loans held by the Administrative Agent is reduced to less than Thirty Million Dollars ($30,000,000) unless as a result of a cancellation or reduction in the aggregate Commitments. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent, Documentation Agent or Syndication Agent, as applicable, which successor Administrative Agent, successor

Documentation Agent or successor Syndication Agent (as applicable) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved The Chase Manhattan Bank or Citicorp Real Estate, Inc, as a successor Administrative Agent; The Chase Manhattan Bank or Bank of America, N.A. as a successor Documentation Agent; and Bank of America, N.A. or Citicorp Real Estate, Inc. as successor Syndication Agent). If no successor Administrative Agent, Documentation Agent or Syndication Agent (as applicable) shall have been so appointed by the Majority Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent, Documentation Agent or Syndication Agent (as applicable) gives notice of resignation, then the retiring Administrative Agent, retiring Documentation Agent, or retiring Syndication Agent (as applicable) may, on behalf of the Banks, appoint a successor Administrative Agent, Documentation Agent or Syndication Agent (as applicable), which shall be the Administrative Agent, the Documentation Agent or the Syndication Agent as the case may be, who shall act until the Majority Banks shall appoint an Administrative Agent, Documentation Agent or Syndication Agent. Any appointment of a successor Administrative Agent, Documentation Agent or Syndication Agent by Majority Banks or the retiring Administrative Agent, the Documentation Agent or the Syndication Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent, Documentation Agent or Syndication Agent hereunder by a successor Administrative Agent or successor Documentation Agent or successor Syndication Agent, as applicable, such successor Administrative Agent, successor Documentation Agent or successor Syndication Agent, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, retiring Documentation Agent or retiring Syndication Agent, as applicable, and the retiring Administrative Agent, the retiring Documentation Agent or the retiring Syndication Agent, as applicable, shall be released and discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s, retiring Documentation Agent’s or retiring Syndication Agent’s resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent, the Documentation Agent or the Syndication Agent, as applicable. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent or Documentation Agent in its capacity as a Bank, as applicable), Administrative Agent, Documentation Agent or Syndication Agent may be removed at any time by giving at least thirty (30) Business Days prior written notice to Administrative Agent, Documentation Agent, Syndication Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent, Documentation Agent or Syndication Agent, as applicable, in accordance with the provisions of this Section 7.8.

            SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disap-

proval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the “Bank Reply Period”). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

            SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing the Administrative Agent determines in good faith that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.13 with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Business Day’s notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank’s outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank’s Commitments shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.3. Increased Cost and Reduced Return.

            (a)      If, on or after the date hereof in the case of Committed Loans made pursuant to Section 2.1 (the “Loan Effective Date”), the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Loan Effective Date affecting such Bank’s Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent and Documentation Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (b)      If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent and Documentation Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (c)      Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (d)      If at any time, any Bank shall be owed amounts pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Business Day’s notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank’s outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank’s Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.4. Taxes.

            (a)      Any and all payments by the Borrower to or for the account of any Bank, the Documentation Agent or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Documentation Agent and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Documentation Agent or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank, Documentation Agent or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Non-Excluded Taxes”). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank, the Documentation Agent or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b)      In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as “Other Taxes”).

            (c)      The Borrower agrees to indemnify each Bank, the Documentation Agent and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Documentation Agent or the Administrative Agent (as the case may be) and, so long as such Bank, Documentation Agent or Administrative Agent has promptly paid any such Non-Excluded Taxes or

Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Documentation Agent or the Administrative Agent (as the case may be) makes demand therefor.

            (d)      Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (A) two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8 or W-9, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001 or 4224, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Non-Excluded Taxes” as defined in Section 8.4(a).

            (e)      For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

            (f)      If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            (g)      If at any time, any Bank shall be owed amounts pursuant to this Section 8.4, the Borrower shall have the right, upon five (5) Business Day’s notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank’s outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank’s Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a)      Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

            (b)      after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead, and

            (c)      Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

ARTICLE IX

MISCELLANEOUS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Documentation Agent, the Syndication Agent or the Administrative Agent, at its address, telex number or facsimile number set forth on Exhibit B attached hereto with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Equity Office Properties Trust, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attn: Chief Legal Counsel, and to Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, Attn: James M Phipps, Esq., (y) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent and the Documentation Agent under Article II or Article VIII shall not be effective until received.

            SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent, the Documentation Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3. Expenses; Indemnification.

            (a)      The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent or Documentation Agent, as applicable, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Documentation Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, Documentation Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent, the Documentation Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys’ fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent, (B) counsel for Documentation Agent and (C) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent and Documentation Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent, (2) counsel for Documentation Agent shall mean a single outside law firm representing Documentation Agent (which may or may not be the same law firm representing Administrative Agent) and (3) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing either or both of Administrative Agent or Documentation Agent).

            (b)      The Borrower agrees to indemnify the Documentation Agent, the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents, advisors and employees of the foregoing (each an “Indemnitee“) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent, advisor or employee of Administrative Agent, Documentation Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower’s obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations. Without limitation of the other provisions of this Section 9.3, Borrower shall indemnify and hold each of the Administrative Agent, the Documentation Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys’ fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent, the Documentation Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent’s or the Documentation Agent’s reasonable judgment by reason of the inaccuracy of the representations and warranties, or a breach of the provisions, set forth in Section 4.6(b).

            (c)      Except for liability of each Bank for damages incurred by the Borrower or EOPT to Spieker Properties in connection with a default by the Borrower or EOPT under the Borrower’s agreement with Spieker Properties that results solely and directly from a breach of the obligations of such Bank under this Agreement (or directly in combination with such Bank’s breach and a breach of the obligations of another Bank under this Agreement), no Arranger, Agent or Bank shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to this Agreement or for any special, indirect, consequential or punitive damages in connection with this Agreement.

            SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent and the Documentation Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

            SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Administrative Agent in its capacity as Administrative Agent is affected thereby, by the Administrative Agent); provided that (A) no amendment or waiver of the provisions of Article V (including, without limitation, any of the definitions of the defined terms used in Section 5.8) shall be effective unless signed by the Borrower and the Required Banks and (B) no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Docu-

ments shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the EOPT Guaranty or (vi) modify the provisions of this Section 9.5.

            SECTION 9.6. Successors and Assigns.

            (a)      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

            (b)      Any Bank may at any time grant to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions (a “Participant“), at any time after the date that is one hundred twenty (120) days following the Funding Date, or at any time after the occurrence and during the continuance of an Event of Default, in minimum amounts of not less than $5,000,000 (or any lesser amount in the case of participations to an existing Bank) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Documentation Agent and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

            (c)      Any Bank may at any time after the date that is one hundred twenty (120) days following the Funding Date, or at any time after the occurrence and during the continuance of an Event of Default, assign to a Qualified Institution (in each case, an “Assignee“) (i) prior to the occurrence of an Event of Default, in minimum amounts of not less than Five Million Dollars ($5,000,000) and integral multiple of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank; provided, that if no Event of Default shall have occurred and be continuing, such assignment shall be subject to the Administrative Agent’s and the Borrower’s consent, which consent shall not be unreasonably withheld or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

            (d)      [Intentionally Omitted]

            (e)      Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (f)      No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (g)      No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

            (h)      Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than Five Million Dollars ($5,000,000) (or in the case of each Lead Lender, Ten Million Dollars ($10,000,000)) unless as a result of a cancellation or reduction of the aggregate Commitments; provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

            SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.8. Governing Law; Submission to Jurisdiction.

            (a)      THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b)      Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent or the Documentation Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            SECTION 9.9. Counterparts; Integration;. Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Documentation Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

            SECTION 9.10. WAIVER OF JURY TRIAL . EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

            SECTION 9.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

            SECTION 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, the Documentation Agent, the Syndication Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against (i) any officer, director, shareholder or employee of the Borrower or EOPT (other than pursuant to the Acorn Guaranty (as defined in the EOPT Guaranty)) or (ii) any general partner of Borrower other than EOPT, in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

            SECTION 9.15. Confidentiality. The Administrative Agent, the Documentation Agent and each Bank shall use reasonable efforts to assure that information about Borrower, EOPT and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent, the Documentation Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Documentation Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Borrower, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent, the Documentation Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent, the Documentation Agent or any Bank or by any applicable law, rule, regulation or judicial process.

            SECTION 9.16. Bank’s Failure to Fund.

            (a)      If a Bank does not advance to Administrative Agent such Bank’s Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent, Documentation Agent nor the other Banks shall be required or obligated to fund such Bank’s Pro Rata Share of such Loan.

            (b)      As used herein, the following terms shall have the meanings set forth below:

                        (i)      “Defaulting Bank” shall mean any Bank which (x) does not advance to the Administrative Agent such Bank’s Pro Rata Share of a Loan in accordance herewith for a period of five (5) Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank’s obligations under the Loan Documents (including, without limitation, the obligation to purchase participations pursuant to Section 2.3) for a period of five (5) Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent, Documentation Agent or any other Bank, as the case may be, upon demand, such Bank’s Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                        (ii)      “Junior Creditor” means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank’s Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                        (iii)      “Payment in Full” means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

                        (iv)      “Senior Debt” means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                        (v)      “Subordinated Debt” means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (c)      Immediately upon a Bank’s becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                        (i)      accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                        (ii)      take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

                        (iii)      enforce or apply any security for any Subordinated Debt; or

                        (iv)      incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

            (d)      In the event of:

                        (i)      any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

                        (ii)      any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                        (iii)      any assignment by the Borrower for the benefit of creditors;

                        (iv)      any sale or other transfer of all or substantially all assets of the Borrower; or

                        (v)      any other marshaling of the assets of the Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

            (e)      Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent’s sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor’s rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

            (f)      (i)      If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                        (ii)      Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent’s sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (g)      (i)      Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                        (ii)      Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

                        (iii)      Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                        (iv)      No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

                        (v)      If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                        (vi)      Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any “super priority” or equal or “priming” or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

            (h)      (i)      In addition to and not in limitation of the subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                        (ii)      The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administra- tive Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administra- tive Agent and/or to such other funding Banks.

            (i)      Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accor- dance with such Banks.

            (j)      Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank’s Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank’s Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank’s Pro Rata Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank’s recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

            SECTION 9.17. Banks’ ERISA Covenant. Each Bank, by its signature hereto or on the applicable Transfer Supplement, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Bank’s Pro Rata Share of such Loan will constitute “assets” within the meaning of 29 C.F.R. Section 2510.3-101 of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code, and (b) that following such date such Bank shall not allocate such Bank’s Pro Rata Share of any Loan to an account of such Bank if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute “assets” (within the meaning of 29 C.F.R. Section 2510.3-101) of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Code and the taxes and penalties imposed by Section 4975 of the Code and Section 502(i) of ERISA) or any Agent or Bank being deemed in violation of Section 404 of ERISA.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Equity Office Properties Trust, a Maryland real
estate investment trust, its managing general partner

By: /s/ MAUREEN FEAR

Name: Maureen Fear
Title: Senior Vice President, Treasurer

Facsimile number: (312) 559-5009 Address: Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attn: Chief Financial Officer

TOTAL COMMITMENTS:       $1,000,000,000

J.P. MORGAN SECURITIES, INC., as a Joint Bookrunner and as a Joint Arranger

By: /s/ JAMES M. REILLY Name: James M. Reilly Title: Vice President

BANC OF AMERICA SECURITIES, LLC, as a Joint Bookrunner and as a Joint Arranger

By: /s/ PATRICK TROWBRIDGE Name: Patrick Trowbridge Title: Vice President

SALOMON SMITH BARNEY INC, as a Joint Bookrunner, as a Joint Arranger and as Docu- mentation Agent

By: /s/ KENT E. JEWETT Name: Kent E. Jewett Title: Managing Director

THE CHASE MANHATTAN BANK, as Syndication Agent and as a Bank

By: /s/ MARC E. COSTANTINO Name: Marc E. Costantino Title: Vice President

Commitment: $271,666,666.67

BANK OF AMERICA, N.A., as Administrative Agent, and as a Bank

By: /s/ PATRICK TROWBRIDGE Name: Patrick Trowbridge Title: Vice President

Commitment: $271,666,666.67

CITICORP REAL ESTATE, INC., as a Bank

By: /s/ DAVID BOUTON Name: David Bouton Title: Director

Commitment: $271,666,666.66

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Bank

By: /s/ MAUREEN SLENTZ Name: Maureen Slentz Title: Director

By:/s/ RENEE LEWIS Name:Renee Lewis Title:Associate

Commitment: $75,000,000

BANKERS TRUST COMPANY as a Bank

By: /s/ BRENDA CASEY Name: Brenda Casey Title:Vice President

Commitment: $75,000,000

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By: /s/ MICHAEL E. SMITH Name:Michael E. Smith Title:Vice President

Commitment: $35,000,000

Schedule 1.1
Initial Qualifying Unencumbered Properties

Property Name	Location

60 Spear Street Building	San Francisco, CA

Summit Office Park	Ft. Worth, TX

Intercontinental Center	Houston, TX

Four Forest Plaza	Dallas, TX

Dominion Tower	Norfolk, VA

Northborough Tower	Houston, TX

500 Marquette Building	Albuquerque, NM

Denver Corporate Center II & III	Denver, CO

University Tower	Durham, NC

Shelton Pointe	Shelton, CT

San Jacinto Center	Austin, TX

1111 19th Street	Washington, D.C.

North Central Plaza Three	Dallas, TX

The Quadrant	Englewood, CO

Union Square	San Antonio, TX

One North Franklin	Chicago, IL

1620 L Street	Washington, D.C.

300 Atlantic Street	Stamford, CT

One and Two Stamford Plaza	Stamford, CT

1700 Higgins	Des Plaines, IL

One Congress Plaza	Austin, TX

Northwest Center	San Antonio, TX

One Crossroads Center	Columbus, OH

One Lakeway Center	Metairie, LA

Three Lakeway Center	Metairie, LA

Two Lakeway Center	Metairie, LA

Bank of America Plaza	Nashville, TN

9400 NCX	Dallas, TX

1920 Main Plaza	Irvine, CA

Paces West	Atlanta, GA

2010 Main Plaza	Irvine, CA

1100 Executive Tower	Orange, CA

28 State Street	Boston, MA

850 Third Avenue	New York, NY

161 N. Clark	Chicago, IL

Property Name	Location

One American Center	Austin, TX

1601 Market Street	Philadelphia, PA

Two California Plaza	Los Angeles, CA

Reston Tower Center Garage	Reston, VA

Colonnade I	San Antonio, TX

One Phoenix Plaza	Phoenix, AZ

49 East Thomas Road	Phoenix, AZ

177 Broad Street	Stamford, CT

Oakbrook Terrace Tower	Oakbrook Terrace, IL

One Maritime Plaza	San Francisco, CA

Smith Barney Tower	San Diego, CA

201 Mission Street	San Francisco, CA

30 N. LaSalle Street	Chicago, IL

Prudential Portfolio	Various

550 S. Hope	Los Angeles, CA

Four and Five Valley Square	Blue Bell, PA

Four Falls Corporate Center	Conshohocken, PA

Oak Hill Plaza	King of Prussia, PA

One Devon Square	Wayne, PA

Three Devon Square	Wayne, PA

Two Devon Square	Wayne, PA

Two Valley Square	Blue Bell, PA

One Lafayette Centre	Washington, D.C.

One Valley Square	Blue Bell, PA

Three Valley Square	Blue Bell, PA

1600 Duke Street	Alexandria, VA

Fair Oaks Plaza	Fairfax, VA

Lakeside Square	Dallas, TX

LaSalle Plaza	Minneapolis, MN

1001 Fifth Avenue	Portland, OR

1111 Third Avenue	Seattle, WA

Calais Office Center	Anchorage, AK

Wells Fargo Center	Seattle, WA

Nordstrom Medical Tower	Seattle, WA

One Bellevue Center	Bellevue, WA

Rainier Plaza	Bellevue, WA

Second and Seneca Buildings	Seattle, WA

101 N. Wacker	Chicago, IL

10880 Wilshire Boulevard	Los Angeles, CA

Property Name	Location

10960 Wilshire Boulevard	Los Angeles, CA

1300 North 17th Street	Rosslyn, VA

1333 H Street	Washington, D.C.

150 Federal Street	Boston, MA

1616 N. Fort Myer Drive	Rosslyn, VA

175 Federal Street	Boston, MA

2 Oliver Street–147 Milk Street	Boston, MA

200 West Adams	Chicago, IL

225 Franklin Street	Boston, MA

AT&T Plaza	Oak Brook, IL

Civic Opera House	Chicago, IL

Crosby Corporate Center	Bedford, MA

Crosby Corporate Center II	Bedford, MA

Lake Marriott Business Park	Santa Clara, CA

Lakeside Office Park	Atlanta, GA

New England Executive Park	Burlington, MA

One Canal Park	Cambridge, MA

Presidents Plaza	Chicago, IL

Riverview I & II	Cambridge, MA

Russia Wharf	Boston, MA

Shoreline Technology Park	Mountain View, CA

South Station	Boston, MA

Sunnyvale Business Center	Sunnyvale, CA

Ten Canal Park	Cambridge, MA

Tri-State International	Lincolnshire, IL

Westwood Business Center	Wellesley, MA

100 Summer Street	Boston, MA

The Tower at New England Executive Park	Burlington, MA

Denver Post Tower	Denver, CO

301 Howard Building	San Francisco, CA

410 17th Street	Denver, CO

Tabor Center	Denver, CO

Trinity Place	Denver, CO

Dominion Plaza	Denver, CO

Millennium Plaza	Englewood, CO

Polk and Taylor Buildings	Arlington, VA

Bank of America Tower	Seattle, WA

Northland Plaza	Bloomington, MN

4949 S. Syracuse	Denver, CO

Property Name	Location

Metropoint	Denver, CO

One Park Square	Albuquerque, NM

Park Avenue Tower	New York, NY

Terrace Building	Englewood, CO

The Solarium	Englewood, CO

Second and Spring Building	Seattle, WA

Colonnade I & II	Dallas, TX

Colonnade III	Dallas, TX

Computer Associates Tower	Irving, TX

Texas Commerce Tower	Irving, TX

City Center Bellevue	Bellevue, WA

Prominence in Buckhead	Atlanta, GA

Riverside	Newton, MA

500 Orange	Anaheim, CA

Rowes Wharf	Boston, MA

Metropoint II	Denver, CO

4 Oaks	Houston, TX

10 & 30 South Wacker	Chicago, IL

Preston Commons	Dallas, TX

Sterling Plaza	Dallas, TX

      Parking Facilities:

Property Name	Location

Boston Harbor Garage	Boston, MA

Milwaukee Center Garage	Milwaukee, WI

1111 Sansom Street Garage	Philadelphia, PA

15th & Sansom Streets Garage	Philadelphia, PA

1602-34 Chancellor Garage	Philadelphia, PA

1616 Sansom Street Garage	Philadelphia, PA

Juniper/Locust Streets Garage	Philadelphia, PA

Adams-Wabash Garage	Chicago, IL

Riverfront Center	Pittsburg, PA

Forbes and Allies Garages	Pittsburg, PA

517 Marquette Garage	Minneapolis, MN

St. Louis Parking	St. Louis, MO

SCHEDULE 4.4 (b)

Disclosure of
Additional Material Indebtedness

SCHEDULE 4.6

Borrower and EOPT ERISA Plans
and Collective Bargaining Agreements

The employees of EOPT and the Borrower (other than union employees) may currently participate in a 401(k) Plan.

Other benefits for non-union employees include:

Health care plan, dental care, vision care, life insurance and accidental death and dismemberment plan, travel/accident insurance, short-term disability, long-term disability, sick time, vacation time, personal days, holidays and direct paycheck deposit.

      With the following plans:

Equity Office Properties Trust Welfare Benefit Plan Equity Office Retirement Savings Plan Beacon Properties Pension Plan Cornerstone Properties Inc. 401(k) Plan (as of merger)

Union employee benefits include:

Sick time, vacation time, personal days, holidays, direct paycheck deposit, monthly employer contributions into the health and welfare trust and pension fund (which health and welfare trusts and pension funds are generally Plans, Multiemployer Plans or Benefit Arrangements).

      With the following plans:

Central Pension Fund of the International Union of Operating Engineers

Service Employees International Union Local 36 Health and Welfare Plan Service Employees International Union Local 36 Pension Fund

Stationary Engineers Local 39 Health and Welfare Trust Fund

Stationary Engineers Local 39 Pension Trust Fund

Local 94-94A-94B Health and Benefit Fund Local 94-94A-94B Annuity Fund

Health and Welfare Trust, International Union of Operating Engineers, Local 399, Chicago

Operating Engineers Local 501 Security Fund Health and Welfare Plan

For employees covered by the following collective bargaining agreements:

Agreement, between Equity Office Properties Management Corp., a Delaware corporation, and the International Union of Operating Engineers 18S, effective February 1, 1999 through February 1, 2001.

Agreement, dated as of July 1, 1997, by and between Equity Office Property Management Corp., Inc., and the International Union of Operating Engineers, Local 30, AFL-CIO.

Multi-Employer Agreement, dated November 16, 1996, by and between Building Operators Labor Relations, Inc., and Service Employees International Union, Local #36, AFL-CIO.

Agreement, by and between Building Owners and Managers Association of San Francisco, and International Union of Operating Engineers, Stationary Local No. 39, affiliated with the AFL-CIO, effective September 1, 1998.

1998 Engineer Agreement, between Realty Advisory Board of Labor Relations, Incorporated, and Local 94-94A-94B International Union of Operating Engineers AFL-CIO, effective January 1, 1998 to December 31, 2000.

Agreement, between Building Ownes and Managers Association of Chicago, and International Union of Operating Engineers Local 399, AFL-CIO, effective May 18, 1998 through May 20, 2001.

Agreement, by and between the International Union of Operating Engineers, Local 501, and the members listed in Exhibit A of the Building Owners and Managers Association of Greater Los Angeles, Incorporated, effective January 1, 1996 through October 31, 2001.

Agreement, dated as of February 17, 1996, by and between Premisys Real Estate Services, Inc., and Local #835 International Union of Operating Engineers, AFL-CIO.

SCHEDULE 5.11(c)(1)

EOP-QRS Trust

SCHEDULE 5.11(c)(2)

EOP-QRS Trust

SCHEDULE 5.11(c)(3)

FINANCING PARTNERSHIPS OWNED BY EOP-QRS TRUST AND

EOP-QRS LAJOLLA TRUST

Properties in which EOP-QRS Trust is a 1% Limited Partner:

EOP-1601 Market Street Limited Partnership, a Delaware limited partnership

(1601 Market Street, Philadelphia, Pennsylvania)

EOP-1620 Limited Partnership, an Illinois limited partnership

(1620 L Street, Washington, D.C.)

EOP-NB Plaza Limited Partnership, a Delaware limited partnership

(Bank of America Plaza, Nashville, Tennessee)

EOP-Lakeway I, L.L.C., a Delaware limited liability company

(Lakeway Center I, Metairie, Louisiana)

EOP-Lakeway II, L.L.C., a Delaware limited liability company

(Lakeway Center I, Metairie, Louisiana)

EOP-Lakeway III, L.L.C., a Delaware limited liability company

(Lakeway Center I, Metairie, Louisiana)

EXHIBIT A

NOTE

Chicago, Illinois

$ __________	June __, 2001

      For value received, EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower ”), promises to pay to the order of ____________ (the “Bank ”) the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement). The Borrower further promises to pay interest on the unpaid principal amount of each such Loan from the date advanced until such principal amount is paid in full on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds to Bank of America, N.A., for the account of the Bank, pursuant to the following wire transfer instructions:

Bank of America, N.A

San Francisco, CA

ABA #121000358

Credit: GL Account #1366211722000

Real Estate

Re: EOP OPERATING LP

Attn: Kathy L. Meyer (214/209-1507)

      All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in, and is executed and delivered pursuant to and subject to all of the terms of, the Credit Agreement, dated as of June [_____], 2001, among the Borrower; the Banks listed on the signature pages thereof; J.P. Morgan Securities Inc., as Joint Book Runner and Joint Arranger; Banc of America Securities, LLC, as Joint Book Runner and Joint Arranger; Salomon Smith Barney Inc., as Joint Book Runner, Joint Arranger and Documentation Agent; The Chase Manhattan Bank, as Syndication Agent; Bank of America, N.A., as Administrative Agent; Bankers Trust Company, as Co-Syndication Agent; and Dresdner

Exhibit A-1

Bank AG, New York and Grand Cayman Branches, as Co-Documentation Agent (as the same may be amended from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

Exhibit A-2

EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Equity Office Properties Trust, a Maryland real estate investment trust, its managing general partner

	By:	_______________________________________________ Name: Title:

Signature Page to Note from EOP Operating Limited Partnership in favor of __________.

Exhibit A-3

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Amount of
	Amount of	Type of	Principal	Maturity	Notation
Date	Loan	Loan	Repaid	Date	Made By

Exhibit A-4

EXHIBIT B

NOTICE ADDRESSES

Borrower:	Administrative Agent:

Two North Riverside Plaza	Bank of America, N.A.

Suite 2100	901 Main Street (TXI-492-14-05)

Chicago, Illinois 60606	Dallas, Texas 75202-1000

Attn: Chief Financial Officer	Attn: Patrick Trowbridge

Facsimile: (312) 559-5008	Facsimile: (214) 508-1552

Joint Book Runner and Joint Arranger:	Citicorp Real Estate, Inc.

J.P. Morgan Securities, Inc.	390 Greenwich Street

60 Wall Street	First Floor

New York, New York 10260-0060	New York, New York 10023

Attn: Dave Stone	Attn: David Bouton

Facsimile: (212) 648-5018	Facsimile: (212) 723-5884

Joint Book Runner and Joint Arranger:	Dresdner Bank AG, New York

Banc of America Securities, LLC	and Grand Cayman Branches

901 Main Street (TXI-492-14-05)	190 South LaSalle Street

Dallas, Texas 75202-1000	Chicago, Illinois 60603

Attn: Patrick Trowbridge	Attn: Maureen Slentz

Facsimile: (214) 508-1552	Facsimile: (312) 444-1305

Joint Book Runner, Joint Arranger and Docu-	Bankers Trust Company

mentation Agent:	130 Liberty Street

Salomon Smith Barney, Inc.	New York, New York 10006

390 Greenwich Street	Attn: Susan Swanezy

First Floor	Facsimile: (212) 669-0752

New York, New York 10023

Attn: David Bouton

Facsimile: (212) 723-5884

Syndication Agent:	PNC Bank, National Association

The Chase Manhattan Bank	One PNC Plaza

270 Park Avenue	249 Fifth Avenue

New York, New York 10017	Mail Stop D1-POPP-19-2

Attn: Marc Costantino	Pittsburgh, PA 15222

Facsimile: (212) 270-3513	Attn: Michael Smith

Facsimile: (412) 762-6500

Exhibit B-1

EXHIBIT C

TRANSFER SUPPLEMENT

      TRANSFER SUPPLEMENT (this “Transfer Supplement”) dated as of _______________, 200_, between _________________ (the “Assignor”) and _________________ having an address at _________________ (the “Purchasing Bank”).

W I T N E S S E T H:

      WHEREAS, the Assignor has made loans to EOP Operating Limited Partnership, a Delaware limited partnership (the “Borrower”), pursuant to the Credit Agreement, dated as of June _____, 2001 (as the same may be amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among the Borrower; the Banks party thereto; J.P. Morgan Securities Inc., as Joint Book Runner and Joint Arranger; Banc of America Securities, LLC, as Joint Book Runner and Joint Arranger; Salomon Smith Barney Inc., as Joint Book Runner, Joint Arranger and Documentation Agent; The Chase Manhattan Bank, as Syndication Agent; Bank of America, N.A., as Administrative Agent; Bankers Trust Company, as Co-Syndication Agent; and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Documentation Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement;

      WHEREAS, the Purchasing Bank desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Bank, certain rights, title, interest and obligations under the Credit Agreement;

      NOW, THEREFORE, IT IS AGREED:

      1. In consideration of the amount set forth in the receipt (the “Receipt “) given by Assignor to Purchasing Bank of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes from the Assignor, a __% interest (the “Purchased Interest “) of the Loans constituting a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, any Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents.

      2. The Assignor: (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $ _______; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and

Exhibit C-1

warrants that it has not received any notice of Default or Event of Default from the Administrative Agent; (iv) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (v) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (vi) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Credit Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (vii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

      3. The Purchasing Bank: (i) confirms that it has received a copy of the Credit Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Credit Agreement, and has not relied on any statements made by Assignor; (ii) agrees that it will, independently and without reliance upon any of the Arrangers, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and the other Loan Documents; (iii) appoints and authorizes the Administrative Agent, the Documentation Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, and the other Loan Documents as are delegated to such agents by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its addresses for notices, its Domestic Lending Office and its Eurodollar Lending office, the addresses and offices set forth beneath its name on the signature page hereof; (vi) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) represents and warrants that the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and

Exhibit C-2

without any present intention of its resale in either case that would be in violation of applicable securities laws.

      4. This Transfer Supplement shall be effective on the date (the “Effective Date”) on which all of the following have occurred: (i) it shall have been executed and delivered by the parties hereto; (ii) copies hereof shall have been delivered to the Administrative Agent and the Borrower; (iii) the Purchasing Bank shall have received an original Note; and (iv) the Purchasing Bank shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

      5. On and after the Effective Date, (i) the Purchasing Bank shall be a party to the Credit Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Bank thereunder and be entitled to the benefits and rights of the Banks thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. From and after the Effective Date, the Assignor shall cause the Administrative Agent to make all payments under the Credit Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Bank.

      7. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

      8. Assignor hereby represents and warrants to Purchasing Bank to Assignor’s knowledge that it has made all payments demanded to date by Bank of America, N.A., as Administrative Agent in connection with the Assignor’s Pro Rata Share of the obligation to reimburse the Agent for its expenses and made all Loans required. In the event Bank of America, N.A., as Administrative Agent, shall demand reimbursement for fees and expenses from Purchasing Bank for any period prior to the Effective Date, Assignor hereby agrees to promptly pay Bank of America, N.A., as Administrative Agent, such sums directly, subject, however, to Paragraph 12 hereof.

      9. Assignor will, at the cost of Assignor, and without expense to Purchasing Bank, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Bank shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchasing Bank the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Bank, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

Exhibit C-3

      10. The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by such party arising from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

      11. Subject to the provisions of Paragraph 12 hereof, if, with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Bank’s agent and hold the same in trust on behalf of and for the benefit of Purchasing Bank, and shall deliver the same forthwith to Purchasing Bank in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within one (1) Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Eastern Standard Time, then the following Business Day after receipt, said funds shall accrue interest at the Federal Funds Rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Bank.

      12. Assignor and Purchasing Bank each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Bank under the Credit Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

      13. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit C-4

      14. On or promptly after the Effective Date, Borrower, Administrative Agent, Assignor and Purchasing Bank shall make appropriate arrangements so that a Note executed by Borrower, dated the Effective Date is issued to Purchasing Bank.

      [15. On or before the Effective Date, Purchasing Bank shall comply with the provisions of Section 8.4(d) of the Credit Agreement.] [Include only if Purchasing Bank is a foreign institution.]

[Purchasing Bank]

By: __________________________________ Name: Title:

Notice Address: Domestic Lending Office: Eurodollar Lending Office:

[Assignor]

By: __________________________________ Name: Title:

Receipt Acknowledged this
________ day of ______, 200_:

BANK OF AMERICA, N.A., as Administrative Agent

By: _________________________________ Name: Title:

Exhibit C-5